Exhibit 3.2

Bylaws of the Registrant, as amended (restated for SEC electronic filing purposes only)

BYLAWS OF

CAVALRY BANCORP, INC.

ARTICLE I - Home Office

The home office of Cavalry Bancorp, Inc. ("Corporation") shall be at 114 W. College Street, Murfreesboro, Tennessee 37130.

ARTICLE II - Shareholders

Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Corporation or at such other place as the board of directors may determine.

              Section 2.              Annual Meeting. A meeting of the shareholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually on the fourth Thursday of April, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 10:00 a.m. Central Time, or at such other date and time as determined by the board of directors.

Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called in accordance with the provisions of the Corporation’s Charter.

              Section 4.              Conduct of Meetings. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

              Section 5.              Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 days nor more than two (2) months before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that with respect to meetings at which a plan of merger, share exchange, sale of all or substantially all of the Corporation's assets or dissolution of the Corporation is proposed to be considered, such notice shall be provided to each shareholder of the Corporation whether or not entitled to vote. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for more than four months, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for fewer than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken. If a meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting, a new record date for the adjourned meeting must be fixed, and notice of the adjourned meeting must be given to shareholders as of the new record date.

              A shareholder may waive any notice required hereunder provided the waiver is in writing, signed by him and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

              Section 6.              Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 70 days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment, except adjournment to a date more than four months after the date fixed for the original meeting, in which case a new record date shall be set.

              Section 7.              Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to notice of such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. Such list of shareholders shall be kept on file at the home office of the Corporation and shall be subject to inspection by any shareholder, upon written demand by such shareholder, his agent or his attorney, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. If the right to vote at any meeting is challenged, the person presiding thereat may rely on such list as evidence of the right of the person challenged to vote at such meeting. A shareholder or his agent or attorney is entitled on written demand to copy such list, during regular business hours and at his expense, during the period it is available for inspection, provided (i) his demand is made in good faith and for a proper purpose, (ii) he describes with reasonable particularity his purpose and the records he desires to inspect, and (iii) the records are directly connected with his purpose.

              Section 8.              Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

              Section 9.              Proxies. At all meetings of shareholders, a shareholder may appoint a proxy by executing a writing which authorizes another person or persons to vote or otherwise act on the shareholder's behalf. Execution may be accomplished by any reasonable means, including facsimile transmission, either personally or by an attorney-in-fact in the case of an individual shareholder or by an authorized officer, director, employee, agent or attorney-in-fact in the case of another shareholder. Any copy, facsimile transmission or other reliable reproduction of such writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. A proxy shall be valid for 11 months from the date of its execution unless another period is expressly provided in the appointment form.

              Section 10.            Voting. Except as otherwise provided in the Company's Charter, at each election for directors every shareholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Unless otherwise provided in the Corporation's Charter or by applicable law, a majority of those votes cast by shareholders entitled to vote at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. Where voting is by voting group, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Corporation's Charter or applicable law requires a greater number of affirmative votes.

              Section 11.            Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such shares and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

              Section 12.            Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order to the court or other public authority by which such receiver was appointed.

              A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

              Neither treasury shares of its own stock held by the Corporation nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting, unless such shares are held in a fiduciary capacity.

              Section 13.            Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office, as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

              Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and performing such other acts as may be proper to conduct the election or vote with fairness to all shareholders.

              Section 14.            Nominating Committee. At the first meeting of the board of directors held each year following such year's annual meeting of shareholders the board of directors shall by resolution establish a nominating committee made up of those independent directors, as defined by the listing standards of the Nasdaq Stock Market, whose terms do not expire at the next annual meeting of shareholders. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Charter.

              Section 15.            New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Charter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Charter.

              Section 16.            Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, in one (1) or more counterparts, indicating each signing shareholder's vote or abstention on the action, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.

A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

              If the Tennessee Business Corporation Act, as amended, or the Charter requires that notice of the proposed action be given to nonvoting shareholders and the action is to be taken by consent of the voting shareholders, then the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same materials that would have been required by law to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

              Section 17.            Shareholder Meetings Through Special Communication. Shareholders may not participate in any annual or special meeting and no annual or special meeting of shareholders may be conducted by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

ARTICLE III - Board of Directors

              Section 1.              General Powers. The business and affairs of the Corporation shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

              Section 2.              Number and Term. The board of directors shall consist of eight (8) members. In accordance with the provisions of the Corporation's Charter, at the first meeting of shareholders of the Corporation, the board of directors shall be divided into three classes as nearly equal in number as possible. At succeeding annual meetings of shareholders, the members of each class shall be elected for a term of three (3) years and until their successors are elected and qualified. One (1) class shall be elected by ballot annually. The number of directors may be increased or decreased upon the approval of at least two-thirds of the directors then in office, but in no event shall such number be increased or decreased beyond the range established in the Corporation's Charter.

              Section 3.              Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders or at such other time and place as the board of directors shall determine. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

              Section 4.              Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place within Tennessee as the place for holding any special meeting of the board of directors called by such persons.

              Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

              Section 5.              Notice of Special Meeting. Written notice of any special meeting shall be given to each director at least two (2) days previous thereto delivered personally, by telegram, by telecopy, or by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

              Section 6.              Quorum. Except as otherwise provided by the Corporation's Charter, a majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; however, if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

              Section 7.              Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by these bylaws, the Corporation's Charter or applicable law.

              Section 8.              Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the board. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director in one (1) or more counterparts, indicating each signing director's vote or abstention on the action, and shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

              Section 9.              Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the board of directors, the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon delivery. More than three (3) consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

Section 10. Vacancies. Any vacancy occurring on the board of directors shall be filled in accordance with the provisions of the Corporation's Charter.

              Section 11.            Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

              Section 12.            Presumption of Assent. A director of the Corporation who is present at a meeting of the board of directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting; (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 13. Removal of Directors. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Charter.

              Section 14.            Age Limitations. No person beyond seventy (70) years of age shall be eligible for election, reelection, appointment, or reappointment to the board of directors of the Corporation. No director shall serve as such beyond the annual meeting of the Corporation immediately following the director becoming seventy (70) years of age.

ARTICLE IV - Committees of the Board of Directors

              The board of directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution and procedures thereof. Each committee shall consist of one (1) or more directors of the Corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

              The board of directors shall have power, by the affirmative vote of two-thirds of the authorized number of directors then in office, at any time to change the members of, to fill vacancies in and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

ARTICLE V - Officers

              Section 1.              Positions. The officers of the Corporation shall be a president, one (1) or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Corporation. The offices of the secretary and treasurer may be held by the same person, and a vice president may also be either the secretary or treasurer. The board of directors may designate one (1) or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. The secretary of the Corporation shall be responsible for preparing minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation.

              Section 2.              Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with applicable law; however, no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

              Section 3.              Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights of the person so removed.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors by employment contracts or otherwise.

              Section 6.              Age Limitations. No person beyond seventy (70) years of age shall be eligible for election, reelection, appointment, or reappointment as an officer of the Corporation. No officer shall serve beyond the annual meeting of the Corporation immediately following the officer becoming seventy (70).

ARTICLE VI - Contracts, Loans, Checks and Deposits

              Section 1.              Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Charter or these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

              Section 2.              Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances. The Corporation shall not lend money to, or guarantee the obligation of, any officer or director unless the board of directors determines that the loan or guarantee benefits the Corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

              Section 3.              Checks, Drafts, etc. All checks, drafts, other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one (1) or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the board of directors.

              Section 4.              Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the board of directors may select.

ARTICLE VII - Certificates for Shares and their Transfer

              Section 1.              Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the chief executive officer or by any other officer of the Corporation authorized by the board of directors, attested by the secretary or an assistant secretary and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one (1) of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until the form certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate a new certificate may be issued upon such terms and indemnity to the Corporation as the board of directors may prescribe.

              Section 2.              Form of Certificate. Each certificate representing shares issued by the Corporation shall state on its face the name of the Corporation, that the Corporation is organized under the laws of Tennessee, the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, the certificate represents. Each certificate shall set forth upon its face or back, or shall state conspicuously, that the Corporation will furnish to any shareholder upon request, and without charge, a full statement of the designations, preferences, limitations and relative rights of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Other matters in regard to the form of the certificates shall be determined by the board of directors.

Any restrictions imposed on the transfer or registration of transfer of shares of the Corporation shall be noted conspicuously on the front or back of each certificate representing such shares.

              Section 3.              Transfer of Shares. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record, by his legal-representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner for all purposes.

              Section 4.              Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of Article II hereof or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

              Section 5.              Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

              Section 6.              Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII - Fiscal Year; Annual Audit

              The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

ARTICLE IX - Dividends

              Subject only to the terms of the Corporation's Charter and applicable law, the board of directors may from time to time declare, and the Corporation may pay, dividends on the outstanding classes of the Corporation's capital stock which are eligible for dividends. Dividends may be paid in cash, in property or in the Corporation's own stock.

ARTICLE X - Corporate Seal

The corporate seal of the Corporation shall be in such form as the board of directors may provide.

ARTICLE XI - Amendments

              In accordance with the Corporation's Charter, these bylaws may be repealed, altered, amended or rescinded by the shareholders of the Corporation only by the affirmative vote of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one (1) class) cast at a meeting of the shareholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting). In addition, these bylaws may be repealed, altered, amended or rescinded by the board of directors by the affirmative vote of a majority of the board of directors at a legal meeting held in accordance with the provisions of these bylaws; provided, however, that an amendment to the first sentence of this Article XI may be made only by the shareholders of the Corporation.